NUMBER
05

INCORPORATED UNDER THE LAWS
OF THE STATE OF NEVADA 2009

SHARES

SAMPLE.

URBAN TANTRA INTERNATIONAL, INC.

TOTAL AUTHORIZED ISSUE
500,000,000 COMMON SHARES PAR VALUE $ 0.001

SAMPLE

This is to Certify that ______________________________

is issued ______________________________ *fully paid and non-assessable shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon delivery of this Certificate properly endorsed.*

In Witness Whereof, the seal of the Corporation and the signatures of it's duly authorized officers.

______________________ President

______________________ Secretary

SAMPLE.

For Value Received, ______________________ *hereby sell, assign and transfer unto*

____

____

Shares represented by this Certificate and do hereby irrevocably appoint ____________________________

____ *Attorney*

to transfer the said Shares on the books of this Corporation with full power of substitution in the premises.

Dated _______________ _____

____

____

SAMPLE

[URBAN TANTRA INTERNATIONAL]

REVERSE.